EXHIBIT 24.1
                                                                    ------------

                      SOUTHERN PACIFIC SECURED ASSETS CORP.

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any of Bernard Guy, Robert W. Howard, Frank Frazzitta and Jim Smith as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Southern Pacific Secured Assets Corp.), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned Directors have executed this Power of Attorney this 30th day of April, 1997.

SIGNATURE                 TITLE                               DATE


/s/ Robert W. Howard      Director, Chairman of the              April 30, 1997
-----------------------   Board (Principal Executive Officer)
Robert W. Howard


/s/ Bernard Guy           Director and Chief                     April 30, 1997
-----------------------   Operating Officer
Bernard Guy


/s/ Jim Smith             Director and Secretary                 April 30, 1997
-----------------------
Jim Smith


/s/ Frank Frazzitta       Director and Chief Financial           April 30, 1997
-----------------------   Officer (Principal Financial
Frank Frazzitta           Officer and Principal Accounting
                          Officer)